EXHIBIT 10

                  LINE OF CREDIT AGREEMENT

          AGREEMENT made effective the 1st day of September, 2000, between Jacksonville Restaurant Acquisition Corp.
("Lender"), 2211 Brighton Bay Trail, Jacksonville, FL
32246. and Cucos Inc. ("Borrower"), 110 Veterans Blvd.,
Suite 222, Metairie, LA 70005.

                          RECITALS

          I. Borrower is in the business of owning and developing restaurant franchises using the "Cucos" name and franchise system.

         II. Borrower has to date borrowed funds from Lender for working capital.

        III.  Borrower desires to borrow funds for working capital.

         IV. Lender is willing, and has access to financial resources, to lend Borrower sufficient funds for working capital.


                    TERMS AND CONDITIONS

          1.   Definitions.

               1.1. "Lender" means Jacksonville Restaurant Acquisition
Corp.
               1.2. "Borrower" means Cucos Inc.

               1.3. "Interest Rate" means three percentage points above the prime rate of interest charged by Wells Fargo Bank to its preferred customers, as adjusted pursuant to this Agreement.

               1.4. "Loan" means one or more loan advances made by Lender to Borrower pursuant to this Agreement, including the "Prior
Advance" as hereinafter defined.

               1.5. "Note" means the Promissory Note to be issued by Borrower to Lender pursuant to this Agreement.

          2.   Establishment of Line of Credit.

               2.1. Borrower agrees to the establishment of a corporate line of credit ("LOC") in Borrower's name with Lender, to be secured by all assets of Borrower pursuant to this Agreement, under which loan advances may from time to time be extended to Borrower on the terms and conditions set forth herein.

               2.2. The maximum credit limit shall be Five Million ($5,000,000.00) Dollars.

          3.   The Loan.

               3.1. Loan Advances. Loan advances within the maximum credit limit for the LOC shall be made by Lender by check or wire transfer to Borrower's designated depository or other payee for the amount of any loan advance requested by Borrower under the LOC. Borrower agrees that Lender is not obligated to make advances that will increase the amounts owing under the LOC above the maximum credit limit, or to make any further advances, regardless of the amounts owing under the LOC, at any time when there has been a default hereunder that has not been cured to the satisfaction of Lender.

               3.2. Prior Advance. As of the effective date of this Agreement, Lender has previously advanced to Borrower the sum of One Hundred Twenty Thousand ($120,000.00) Dollars
("Prior Advance").

               3.3. Note. Upon execution of this Agreement, Borrower will execute and deliver a Note to Lender in a form approved by Lender.

               3.4. Term. The term of the loan will be ten (10) years commencing January 1, 2001 and terminating December 1, 2011.

               3.5. Interest on Prior Advance. Interest on the Prior Advance will accrue from August 10, 2000.

               3.6. Interest on Loan Advances. Interest on Loan Advances, other than the Prior Advance, shall accrue from the date each advance is made by Lender.

               3.7. Interest Rate. The initial interest rate shall be determined as of August 20, 2000. Commencing December 1,
2001, the Interest Rate shall be adjusted annually on December 1 for the installments due commencing the following
January 1. The Interest Rate used shall be determined as of close of business on November 30 of said year, or if the last business day is earlier than November 30, then on said last business day. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

              3.8. Principal and Interest Payments. Commencing January 1, 2001, the principal of the loan shall be repaid in one hundred twenty (120) consecutive monthly installments payable on the first day of each month. The amount of each principal installment shall be the amount of principal outstanding as of the date of payment, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the term, including the month in which the payment is due. In addition to the aforesaid principal payment, each monthly payment shall include interest computed on the average daily principal balance outstanding in the month prior to the payment due date at the Interest Rate then in effect, taking into account all advances received and payments made during said prior month.

               3.9. Alternative Payment Method. For purposes of this 3.9, the term "Lender's Stock" shall mean Lender's percentage ownership of the Borrower's stock voting generally in the election of directors (including convertible preferred stock) and owned as of the date of this Agreement plus shares acquired in payment pursuant to this Agreement. In lieu of payment in cash pursuant to 3.8, Lender may at its option elect that payment be made in capital stock of Borrower under the following conditions:

               3.9.1.    Lender's Stock has fallen below 52%; and

               3.9.2. Lender shall have notified Borrower in writing of such election on or before the 25th day of the month preceding the due date of the payment for which the election is made; and

               3.9.3. If the amount of stock in lieu of cash would result in Lender's Stock exceeding 52%, Borrower shall pay partly in stock to bring Lender's Stock to 52% and the balance in cash; and

               3.9.4. The stock shall be valued, for purposes of payment, at One ($1.00) Dollar per share through December
31, 2001. Thereafter, commencing January 1, 2002, the stock shall be valued at the average daily closing price for the ninety (90) days prior to the applicable payment.

               3.10. Prepayment. Borrower, without penalty or premium, may prepay the principal of the loan, in whole or in part, at any time and from time to time, in multiples of Ten
Thousand ($10,000.00) Dollars. All such partial prepayments shall be applied against the installments of principal required herein in the inverse order of maturity. In the event Lender's percentage ownership of the Borrower's common stock falls below 52%, Lender may upon ten (10) days written notice to Borrower demand that Borrower prepay the Loan by issuing to Lender sufficient shares of common stock in Borrower, valued pursuant to Article 3, to bring the percentage ownership of the Borrower's common stock to 52%.


               3.11. Payment to Lender. All sums payable to Lender shall be paid directly to Lender in immediately available funds. Lender shall send Borrower monthly statements of all amounts due, which statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within sixty (60) days of its receipt of any statement that it deems to be incorrect.

          4. Condition Precedent. The obligation of Lender to make the loan is subject to the condition precedent that Borrower shall have delivered to Lender prior to disbursement of the first loan advance (the "Closing") the following:

               4.1. The Note;

               4.2. The Financing Statements (Form UCC-1) required by
Section 5;

               4.3. A certified, as of the date of Closing, copy of resolutions of Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement, the Note, , and each other document to be delivered pursuant hereto;

               4.4. Prior to all loan advances, satisfactory proof as to the prospective use of the funds to be advanced, that same are and will be used for loan purposes. Lender reserves the right to deny any request for funds if Lender is not satisfied with the proposed application of funds, even if for loan purposes, or if Lender deems itself insecure if said requested advance is made;

               4.5. Simultaneously with each loan advance being made, payment to Lender of a loan origination fee equal to two
(2%) percent of the amount of the advance. Payment, at Lender's discretion, will be by offset against the loan advance or by Borrower issuing to Lender common shares of stock in Borrower for each dollar advanced, pursuant to the formula provided in Article 3.

          5.   Collateral Security.

               5.1. The property in which a security interest is granted pursuant to the provisions of this section is collectively called the "collateral." The collateral shall stand as one general, continuing, collateral security for all obligations and may be retained by Lender until all obligations have been satisfied in full.

               5.2. As further security for the prompt satisfaction of all obligations arising under this Agreement, Borrower assigns to Lender all of Borrower's right, title, and interest in and to, and grants Lender the lien on and a security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements and proceeds (including, but without limitation, insurance proceeds):

               5.2.1.    Accounts;

               5.2.2.    Chattel paper;

               5.2.3.    Contracts;

               5.2.4.    Contract rights;

               5.2.5.    Documents;

               5.2.6.    Equipment

               5.2.7.    Fixtures

               5.2.8.    General intangibles

               5.2.9.    Instruments

               5.2.10.   Inventory

               5.2.11.   All records pertaining to any other collateral.

               5.3. Priority of Liens. The above-stated liens shall be first and prior liens except for permitted liens, which are defined to include only liens in favor of Amresco and Lender.

               5.4. Financing Statements.

               5.4.1.    Borrower will:

               5.4.1.1. Join with Lender in executing such financing statements (including amendments and continuation statements) in form satisfactory to Lender, as Lender may from time to time specify;

               5.4.1.2. Pay to or reimburse Lender for all costs and taxes of filing or recording the statements in such public offices as Lender may designate; and

               5.4.1.3. Take such other steps as Lender may direct, including the noting of Lender's lien on the collateral and on any certificates of title therefor, to perfect Lender's interest in the collateral.

               5.4.2. In addition to the foregoing, and not in limitation thereof:

               5.4.3. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office thereof; and

               5.4.4. To the extent lawful, Borrower appoints Lender as its attorney-in-fact (without requiring Lender to act as such) to execute any financing statement in the name of Borrower, and to perform all other acts that Lender deems appropriate to preserve and continue its security interest in, and to protect and preserve, the collateral.

          6.   Representations and Warranties.

               To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows, all of which representations and warranties shall survive until all obligations are satisfied in full:

               6.1. Except for non-filing of 1998 and 1999 tax returns, and payment of taxes due thereon, Borrower is a corporation duly organized and validly existing, and in good standing, under the laws of the State of Louisiana; Borrower has the lawful power to own its properties and to engage in the business it conducts, and is qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary;

               6.2. Except for its loan with Amresco, Borrower is not in default with respect to any of its existing indebtedness for borrowed money, and the making and performance of this Agreement and the Note will not immediately or with the passage of time, or the giving of notice, or both:

               6.2.1. Violate the charter or bylaw provisions of Borrower, or violate any laws or result in a default under any contract, agreement, or agreement to which Borrower is a party to by which Borrower or its property is bound;

               6.2.2. Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of Borrower, except in favor of Lender, other than Borrower's agreements with Amresco;

               6.3. Borrower has the power and authority to enter into and perform this Agreement and the Note, and to incur such obligations, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Note;

               6.4. This Agreement isand the Note when delivered will be, valid, binding and enforceable in accordance with their respective terms;

               6.5. There is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting Borrower, whether or not covered by insurance, that would materially and adversely affect the business or prospects of Borrower if adversely determined;

               6.6. Borrower has good and marketable title to all of its assets, which are not subject to any security interest, encumbrance, lien or claim of any third person, except for permitted liens;

               6.7. Except as set forth in 6.1 of this Agreement, Borrower has filed all federal, state and local tax returns and other reports it is required by law to file prior to the effective date hereof and that are material to the conduct of its business; has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the effective date thereof; and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable;
and Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges, not provided for on its books;

               6.8. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of circumstances under which it was made

               6.9. Except for the Prior Advance, a secured loan from Amresco, which loan shall be the only permitted lien, franchise taxes of approximately $22,000.00 for 1998 and 1999, and trade creditors for approximately $800,000.00, Borrower has no indebtedness.

               6.10. Borrower is not a party to any collective bargaining agreement

          7.   Borrower's Covenants.

               Borrower covenants and agrees with Lender that, so long as any of its obligations arising under this Agreement remain unsatisfied, Borrower will comply with the following covenants:

               7.1. Borrower will use the proceeds of the loan only for working capital, payment of debt and payables, refurbishing units, establishing new units, and future acquisitions, and will furnish Lender with such evidence as Lender may reasonably require with respect to such use.

               7.2. Borrower will furnish Lender within one hundred twenty
(120) days after the close of Borrower's fiscal year
Borrower's income statement and balance sheet, certified by Borrower's accountant to have been prepared in accordance with generally accepted accounting principles consistently applied;

               7.3. Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available to its shareholders and all registration statements and reports that Borrower files with the Securities and Exchange Commission;

               7.4. Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender. Such policies shall contain a provision whereby they cannot be cancelled except after 30 days' written notice to Lender.
Borrower will furnish to Lender such evidence of insurance as Lender may require. Borrower agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, Lender may do so and on demand be reimbursed therefore by Borrower. Borrower assigns to Lender any returned or unearned premiums that may be due Borrower on cancellation of any such policies for any reason whatsoever and directs the insureds to pay Lender any amounts so due.
Lender is hereby appointed Borrower's attorney-in-fact
(without requiring Lender to act as such) to endorse any check that may be payable to Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by Lender toward the satisfaction of any of the obligation.

               7.5. Borrower will pay or cause to be paid when due all taxes, assessments, and charges or levies imposed on it or on any of its property that it is required to withhold and pay over, except when contested in good faith by appropriate proceedings, with adequate reserves therefore having been set aside on its books But Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies promptly when foreclosure on any lien that has attached (or security therefore) appears imminent.

               7.6. Borrower, within a reasonable time after written request therefor, will make available for inspection by authorized representatives of Lender any of its books and records, and will furnish Lender any information regarding its business affairs and financial condition;

               7.7. Borrower will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future laws applicable to it in the operation of its business and all material agreements to which it is subject;

               7.8. Borrower will give immediate notice to Lender of any litigation proceeding in which it is a party and which might materially and adversely affect its operations, financial condition, property or business;

               7.9. Within thirty (30) days after Lender's request, Borrower will furnish Lender with copies of federal income tax returns filed by Borrower;

               7.10. Except for existing accounts payable, Borrower will pay when due, or within applicable grace periods, all indebtedness due third persons, except when the amount is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Borrower. If Borrower defaults in the payment of any principal, or installment thereof, or interest on, any such indebtedness, Lender shall have the right, in its discretion, to pay such interest or principal for the account of Borrower and be reimbursed by Borrower on demand;

               7.11. Borrower will notify Lender immediately if it becomes aware of the occurrence of any event of default or of any fact, condition, or event that, with the giving of notice or passage of time, or both, could become an event of default, or of the failure of Borrower to observe any of its undertakings under this Agreement;

               7.12. Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock, except as otherwise provided herein, or except for an acquisition pursuant to which Borrower changes its name;

               7.13. Borrower will not sell, transfer, lease, or otherwise dispose of all, or any material part, of its assets, except in the ordinary course of business;

               7.14. Borrower will not mortgage, pledge, grant, or promote to exist a security interest in or lien on any of its assets of any kind, now owned or hereafter acquired, except for permitted liens;

               7.15. Borrower will not become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business;

               7.16. Borrower will not incur, create, assume, or permit to exist any indebtedness except:

               7.16.1.   The loan;

               7.16.2. Trade indebtedness incurred in the ordinary course of business;

               7.16.3.   Indebtedness secured by permitted liens

               7.17. Borrower will not declare or pay any dividends or make any other payment or distribution on account of its capital stock;

               7.18. Borrower will not form any subsidiary or make any investment in, or make any loan in the nature of an investment to, a person;

               7.19. Borrower will not make any loan or advance to any officer, shareholder, director, or employee of Borrower except temporary advances in the ordinary course of business, nor pay salary to executive and management personnel aggregating more than Five Hundred Thousand
($500,000.00) Dollars per year;

               7.20. Borrower will not prepay any subordinated indebtedness, indebtedness for borrowed money, or indebtedness secured by any of its assets, except the obligations due under this Agreement or to Amresco, or enter into or modify any agreement, except with Amresco, as a result of which the terms of payment of any of the foregoing indebtedness are waived or modified;

          8.   Default.

               8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under this Agreement:

               8.1.1.    Borrower shall fail to pay when due any
installment of principal or interest, or any fee or charge payable hereunder, and such failure shall continue for a period of fifteen (15) days;

               8.1.2. Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the collateral documents, and this failure shall continue for fifteen (15) days after (a) notice of failure from the Lender or (b) Lender is notified of the failure or should have been so notified pursuant to the terms of this Agreement, whichever is earlier;

               8.1.3. Borrower shall fail to pay any indebtedness due to any third persons, and this failure shall continue beyond any applicable grace period, or Borrower shall suffer to exist any other event of default under any agreement binding
Borrower;

               8.1.4. Any financial statement, representation, warranty, or certificate made or furnished by Borrower to Lender in connection with this Agreement, or as an inducement to Lender to enter into this Agreement, or in any separate document or statement to be delivered hereunder to Lender, shall be materially false, incorrect or incomplete when made;

               8.1.5. Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors;

               8.1.6. Proceedings in bankruptcy, or for reorganization of Borrower, or for the readjustment of any of Borrower's debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against Borrower and shall not be discharged within six (6) months of their commencement, or any such proceeding shall be commenced by Borrower;

               8.1.7. A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and the receiver or trustee shall not be discharge within six (6) months of his or her appointment, or the proceedings shall not be discharged within six (6) months of their commencement, or Borrower shall discontinue business or materially change the nature of its business;

               8.1.8. Borrower shall suffer final judgments for payment of money, not covered by insurance, aggregating in excess of One Million ($1,000,000.00) Dollars and shall not discharge the same within sixty (60) days, unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

               8.1.9. A judgment creditor of Borrower shall obtain possession of any of the collateral by any means, including, without limitation, levy, replevin, or self-help

               8.2. Acceleration. Immediately, and without notice, on the occurrence of an event of default specified in this section, or at the option of Lender on such occurrence, but only on written notice to Borrower, or on the occurrence of any other event of default, all obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

               8.3. Remedies. After any acceleration as provided in this section, Lender shall have, in addition to the rights and remedies given to it by this Agreement, the Note and the collateral documents, all those rights and remedies allowed by all applicable laws, including, but not limited to, the Uniform Commercial Code as enacted in any jurisdiction in which any collateral may be located. Without limiting the generality of the foregoing, Lender, immediately and without demand of performance and without other notice, except as specifically required by this Agreement or the collateral documents, for any demand whatsoever to Borrower, all of which are hereby expressly made, and, without advertisement, may sell at public or private sale, or otherwise realized, in Metairie, Louisiana, or elsewhere, the whole, or from time to time, any part of the collateral, or any interest that Borrower may have therein. After deducting from the proceeds of sale or other disposition of the collateral all expenses, including all reasonable expenses for legal services, Lender shall apply such proceeds towards the satisfaction of the obligations. Any remainder of the proceeds after satisfaction in full of the obligation shall be distributed as required by applicable laws. Notice of any sale or other disposition shall be given to Borrower at least thirty (30) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or cause to be assembled, at its own expense, the collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender, to the extent possible under applicable laws, may purchase the whole or any part of the collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred on Lender under this paragraph, Lender, to the full extent permitted by applicable laws, may:

               8.3.1. Enter on the premises of Borrower, exclude therefrom Borrower or any affiliate, and take immediate possession of the collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction

               8.3.2. At Lender's option, use, operate, manage, and control the collateral in any manner;

               8.3.3. Collect and receive all rents, income, revenue, earnings, issues, and profits; and

               8.3.4. Maintain, repair, renovate, alter, or remove the collateral as Lender may determine in its discretion.

          9.   Construction.

               The provisions of this Agreement shall
be in addition to those of any guaranty, pledge, security agreement, note, or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranty, pledge, or security agreements in accordance with their respective terms.

         10.   Further Assurance.

               From time to time, Borrower shall execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower's state and affairs.

         11.   Enforcement and Waiver by Lender.

               Lender shall have the right at all times to enforce the provisions of this Agreement and the collateral documents in strict accordance with their terms, notwithstanding any conduct or custom on the part of Lenderin refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         12.   Expenses of Lender.

               Borrower, on demand, will reimburse Lender for all expenses, including the reasonable fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the collateral documents, and the collection or attempted collection of the Note.

         13.   Notices.

               Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person, or, if sent, by certified mail, postage prepaid, return receipt requested, or by facsimile, as follows, unless such address or facsimile number is changed by written notice:

               If to Borrower:     Cucos Inc.
                                   110 Veterans Blvd.
                                   Metairie, LA  70005
                                   Fax: (504) 836-3194

               If to Lender:       Jacksonville Restaurant
                                       Acquisition Corp.
                                   2211 Brighton Bay Trail
                                   Jacksonville, FL  32246
                                   Fax: (904) 221-2257

          14.  Governing Law.

               It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida. Any action to enforce the terms of this Agreement shall be commenced in Federal or State court in the State of Florida.

         15.   Binding Effect.

               This Agreement shall inure to the benefit of, and shall be binding on, the respective successors and permitted assigns of the parties.

         16.   Assignment.

               Borrower has no right to assign any of its rights or obligations under this Agreement without the prior, express written consent of Lender, which consent shall not be withheld unreasonably.

         17.   Entire Agreement.

               This Agreement shall constitute the entire agreement between the parties, and any prior agreement, understanding or representation of any kind preceding the date of this Agreement shall not be binding on either party except to the extent incorporated in this Agreement.

         18.   Modification.

               Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

         19.   Attorney Fees.

               In the event any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.

         20.   Paragraph Headings.

               The paragraph headings of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

         21.   Severability.

               If any provision of this Agreement shall be held invalid under any applicable laws, invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement are severable.

         22.  Stock Restricted.

              Any stock issued to Lender pursuant to this Agreement shall be restricted stock and bear a legend evidencing same satisfactory to the Board of Directors of the Borrower.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                         Cucos Inc.


                         By:  /s/ James W. Osborn
                         James, W. Osborn, President


                         Jacksonville Restaurant Acquisition
                         Corp.

                         By:  /s/ Dennis A. Grinn
                         Dennis A. Grinnn, Vice President





                       PROMISSORY NOTE


$5,000,000.00                           September 1, 2000


                                        City of Metairie
                                        State of Louisiana

          1. For value received, Cucos Inc. ("Borrower"), 110 Veterans Blvd., Metairie, LA 70005, promises to pay to the order of Jacksonville Restaurant Acquisition Corp.
("Lender"), 2211 Brighton Bay Trail, Jacksonville, FL
32246, the principal sum of Five Million ($5,000,000.00) Dollars or the aggregate unpaid principal amount of all advances by Lender pursuant to a Line of Credit Agreement, executed on even date, and to pay interest from the date of each advance until paid in full.

         2.  The term of this Note shall be ten (10) years.

         3. "Interest Rate" means three percentage points above the prime rate of increase charged by Wells Fargo Bank to its preferred customers, as adjusted pursuant to this Agreement.
The initial interest rate shall be determined as of August
20, 2000. Commencing December 1, 2001, the Interest Rate shall be adjusted annually on December 1 for the installments due commencing the following January 1. The
Interest Rate used shall be determined as of close of business on November 30 of said year, or if the last business day is earlier than November 30, then on said last business day. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

         4. Commencing January 1, 2001, the principal of the loan shall be repaid in one hundred twenty (120) consecutive monthly installments payable on the first day of each month.
The amount of each principal installment shall be the amount of principal outstanding as of the date of payment, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the term, including the month in which the payment is due. In addition to the aforesaid principal payment, each monthly payment shall include interest computed on the average daily principal balance outstanding in the month prior to the payment due date at the Interest Rate then in effect, taking into account all advances received and payments made during said prior month.

         5. Borrower, without penalty or premium, may prepay the principal of the loan, in whole or in part, at any time and from time to time, in multiples of Ten Thousand ($10,000.00) Dollars. All such partial prepayments shall be applied against the installments of principal required herein in the inverse order of maturity.

         6. Payments shall be made in immediately available funds by check mailed to Lender at Lender's address above, or at such other address as Lender may designate in writing, or, at Lender's request, by wire transfer to Lender at Borrower's expense.

         7. This Note is secured by a security interest in collateral set forth in the Credit Line Agreement.

         8. Borrower waives presentment, protest, demand, and notice of dishonor. No renewal or extension of this Note, no release of collateral securing payment of this Note, and no delay in the enforcement of this Note or in exercising any right or power of the Lender shall affect the liability of Borrower. The defense of the statute of limitations against any demands made by the Lender is expressly waived by Borrower.

         9. In the event an action is commenced to enforce payment of this revolving credit Note, Borrower agrees to pay reasonable attorney fees and costs.

        10. Any action to enforce this Note shall be commenced in a Federal or State court of competent jurisdiction in the State of Florida. In any such action, Borrower waives the right to a jury trial

        11. This Note shall be interpreted in accordance with the laws of the State of Florida.

                             Cucos Inc.

                             By:  /s/ James W. Osborn
                             James W. Osborn, President


STATE OF LOUISIANA  )
                         ) ss:
PARISH OF JEFFERSON )

On the 29th day of September, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared JAMES W. OSBORN personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                         /s/ Mary Ann Brockhaus
                         Mary Ann Brockhaus, Notary Public